UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       January 2, 2009

SUN-TIMES MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-14164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)
350 North Orleans, 10-S Chicago, Illinios	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.

On January 2, 2009, Sun-Times Media Group, Inc. (the “Company”) announced that Gordon A. Paris, Graham W. Savage and Raymond G. H. Seitz, who had previously announced their intentions to resign from the Company’s Board of Directors effective December 31, 2008, have agreed to remain on the Board of Directors until such time as the Company is able to recruit and appoint new directors. This change was made necessary by the uncertainty engendered by the consent solicitation process initiated by Davidson Kempner Capital Management LLC (“Davidson Kempner”), which has hampered the Company’s recruitment of new directors. Subsequent developments in the contested solicitation of consents initiated by Davidson Kempner have delayed efforts by the Company to recruit and evaluate candidates for its Board of Directors. These efforts are ongoing and will continue with the goal of appointing new director candidates as soon as possible.

Cautionary Statement on Forward-Looking Statements

Certain statements made in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will likely result" or similar words or phrases. Forward-looking statements involve risks and uncertainties, which may cause actual results to differ materially from the forward-looking statements. The risks and uncertainties are detailed from time to time in reports previously filed by Sun-Times Media Group with the Securities and Exchange Commission, including in its Forms 10-K and 10-Q. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: January 5, 2009	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary